Exhibit 1.1

EXECUTION VERSION

Dime Community Bancshares, Inc.

2,608,000 Shares

5.50% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A

Underwriting Agreement

January 29, 2020

Raymond James & Associates, Inc.
880 Carillon Parkway, Tower 3
St. Petersburg, Florida 33716

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

As representatives of the Underwriters listed on Annex A hereto

Ladies and Gentlemen:

Dime Community Bancshares, Inc., a Delaware corporation (the “Company”) and the holding company for Dime Community Bank (the “Bank”), confirms its agreement with Raymond James & Associates, Inc. and Citigroup Global Markets Inc. (the “Representatives”), on behalf of the underwriters listed on Annex A (together, the “Underwriters”), subject to the terms and conditions stated herein, with respect to (i) the issuance and sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 2,608,000 shares (the “Initial Securities”) of the Company’s 5.50% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Preferred Stock”) in the amounts set forth on Annex A hereto, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase up to an additional 391,200 shares of Preferred Stock (the “Option Securities,” and collectively with the Initial Securities, the “Securities”). The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company and the Underwriters agree that up to 52,060 shares of the Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain eligible officers and directors and certain related persons (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Underwriting Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations (the “Directed Share Program”).  To the extent that such Reserved Securities are not orally confirmed for purchase by the Invitees by the end of the first business day after the date of this Underwriting Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-220175), including the related preliminary prospectus or prospectuses, covering the registration of various securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement is effective under the 1933 Act and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment is effective under the 1933 Act.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement with respect to the Securities in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in each such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto, including post-effective amendments, the exhibits and any schedules thereto at such time, the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, and the documents and information (including, without limitation, any Rule 430B information) otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is referred to herein as the “Registration Statement;” provided, that the term “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Underwriters and the Securities within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final base prospectus and the prospectus supplement, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time , are referred to herein collectively as the “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any term sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein) (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, after the Applicable Time.

For the purpose of this Agreement, the term “subsidiary” or “subsidiaries” shall include each direct or indirect subsidiary of the Company listed on Schedule III hereto.

1.           Representations and Warranties.

(a)          The Company represents and warrants to each of the Representatives and the other Underwriters as of the date hereof, as of the Applicable Time, as of the Closing Time (as defined herein) and any Date of Delivery (as defined herein), and agrees with each of the Representatives and the other Underwriters, as follows:

(i)          The Company is eligible to, and meets the requirements to, use Form S-3 under the 1933 Act for the offering of the Securities.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted by or are pending before or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission to the Company for additional information has been complied with.

Each of the Registration Statement and any post-effective amendments thereto, at the respective times it became effective, as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), complied and will comply with in all material respects the requirements of the 1933 Act, the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was filed with the Commission and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by an Underwriter consists of the information described in Section 7(b) hereof.

The Prospectus, each preliminary prospectus, any supplement thereto and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations.

The Final Term Sheet (as defined below), the Issuer-Represented General Free Writing Prospectus (as defined below) and the most recent preliminary prospectus furnished to the Underwriters for general distribution to investors issued at or prior to the Applicable Time (as defined below), all considered together (collectively, the “General Disclosure Package”), as of the Applicable Time did not, and as of the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:45 p.m. (Eastern Time) on January 29, 2020 or such other time as agreed to by the Company and the Representatives.

“Final Term Sheet” means the final term sheet in the form set forth on Schedule I hereto, reflecting the final terms of the Securities.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”) including, without limitation, any “free writing prospectus (as defined in Rule 405 of the 1933 Act Regulations), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, or until any earlier date that the issuer notified or notifies the Underwriters, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus, including any document incorporated by reference therein, and any preliminary prospectus or the Prospectus that has not been superseded or modified; provided, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 7(b) hereof.

(ii)          The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, in each case, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective, or any amendment thereto became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)          Any preliminary prospectus, the Prospectus and each Issuer-Represented Free Writing Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities.

(iv)         The consolidated financial statements of the Company, including the related schedules and notes, filed with the Commission as a part of the Registration Statement, the General Disclosure Package and included in any preliminary prospectus and the Prospectus (the “Financial Statements”) comply with the requirements of the 1933 Act and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the consolidated results of their operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified.  Such Financial Statements, unless otherwise noted therein, have been prepared in conformity with generally accepted accounting principles in effect in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Registration Statement, any preliminary prospectus, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information therein and have been prepared on a basis consistent with that of the audited consolidated financial statements contained in the Registration Statement, the General Disclosure Package any preliminary prospectus and the Prospectus.  No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package any preliminary prospectus and the Prospectus.  To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package any preliminary prospectus and the Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply in all material respects with Regulation G of the 1934 Act, the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and Item 10(e) of Regulation S-K. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package, any preliminary prospectus and the Prospectus presents fairly the information included therein and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(v)          Crowe LLP (“Crowe”), the independent registered public accounting firm that audited the financial statements of the Company and its subsidiaries that are included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act regulations, and the Public Company Accounting Oversight Board (the “PCAOB”). To the Company’s knowledge, Crowe LLP is a registered public accounting firm, as defined by the PCAOB, whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. With respect to the Company, Crowe LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(vi)          The statistical and market-related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(vii)         This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Representatives, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws and banking laws. The Company has the full power and authority to enter into this Agreement.

(viii)      Since the respective dates as of which information is given in the Registration Statement, General Disclosure Package and the Prospectus, (A) the Company and its subsidiaries, considered as one enterprise, have not sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries or any material adverse change in or affecting the general affairs, management, earnings, business, properties, assets, consolidated financial position, business prospects, consolidated shareholders’ equity or consolidated results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), in each case in this clause (A) other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix)         The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects except such as are described generally in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not result in a Material Adverse Effect and any real property and buildings held under lease or sublease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, and neither the Company nor any subsidiary has received any written or oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(x)           The Company is a registered bank holding company, and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xi)          Each of the Company’s subsidiaries, has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  The activities of the Company’s subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve Board (the “FRB”) set forth in Title 12 of the Code of Federal Regulations.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or membership interests of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the outstanding shares of capital stock or membership interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such subsidiary’s capital stock or common securities, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.  The only subsidiaries of the Company are the subsidiaries listed on Schedule III hereto.

(xii)         The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws.  The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  The description of the Company’s stock option, stock bonus and other stock plans or compensation arrangements and the options or other rights granted thereunder, incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, accurately and fairly presents, in all material respects, the information required to be described therein with respect to such plans, arrangements, options and rights.

(xiii)       Except as described in each of the Registration Statement, the General Disclosure Package and Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company, and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person.

(xiv)       The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when delivered by the Company to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and will not have been issued in violation of or subject to any preemptive or similar rights. Prior to the Closing Time, the Certificate of Designations, Powers, Preferences and Rights of the Preferred Stock (the “Designation”) will have been duly filed with the Secretary of State of the State of Delaware.

(xv)         The Securities will conform to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(xvi)        The issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation by the Company of the transactions contemplated herein or in the Registration Statement, the General Disclosure Package and Prospectus have been duly authorized by all necessary corporate action of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or result in a Repayment Event (as defined below) or result in the creation or imposition of any lien, charges, or encumbrances upon any property or assets of the Company or any subsidiaries under, any contract indenture, mortgage, deed of trust, loan or credit agreement note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the certificate of incorporation, certificate of organization, certificate of formation, articles of incorporation, articles of association, or charter (as applicable), bylaws or other governing documents of the Company or any of its subsidiaries, or (C) result in any violation of any law, statute or any order, rule, regulation, judgment, order, writ or decree of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for, in the case of clauses (A) and (C) those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect.  No consent, approval, authorization, order, registration, filing or qualification of or with any such Governmental Entity is required for the issue and sale of the Securities, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Securities and except (a) the filing of the Designation for the Securities with the Secretary of State of the State of Delaware prior to the Closing Time or (b) such as have been already obtained or as may be required under the rules and regulations of the Nasdaq Global Select Market (“Nasdaq”) or the FINRA and such consents, approvals, authorizations, registrations, filings or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.  As used herein, a “Repayment Event” means any event or condition, the occurrence or existence of which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary prior to its scheduled maturity.

(xvii)      Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation, certificate of organization, certificate of formation, articles of incorporation, articles of association or charter (as applicable), or its bylaws or other governing documents or (B) in breach, violation or default (with or without notice or lapse of time or both) of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Company or any subsidiary is subject except in each case for such breaches, violations or defaults that would not result in a Material Adverse Effect.

(xviii)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the FRB, the New York State Department of Financial Services (the “NYDFS”) and the Federal Deposit Insurance Corporation (the “FDIC”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and any applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity), and neither the Company nor any of its subsidiaries has received any written or oral communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in material compliance with any statute, law, rule, regulation, decision, directive or order.

(xix)       There are no legal or governmental actions or suits, investigations, inquiries or proceedings before or by any Government Entity, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement by the 1933 Act or the 1933 Act Regulations and is not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, are not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect, and there are no contracts or documents of the Company or any of its subsidiaries which would be required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto by the 1933 Act or the 1933 Act Regulations, which have not been so described or filed.

(xx)         Each of the Company and its subsidiaries (A) possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) of any Governmental Entity necessary to conduct the business now operated by them, (B) has made all filings, applications and registrations with, any Governmental Entity necessary to conduct the business now operated by them, and (C) is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess, file, apply, register or comply would not, individually or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses currently held by the Company or any of its subsidiaries are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(xxi)        Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, policy or code or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Company and its subsidiaries has all permits, authorizations and approvals required to be held by it under any applicable Environmental Laws and is in compliance with the requirements of each such permit, authorization and approval held by it, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxii)      The Company and each of its subsidiaries own or possess adequate rights to use or can acquire on reasonable terms ownership or rights to use all patents, patent applications, patent rights, licenses, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses) and licenses (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses, except in each case where the failure to own or possess such rights would not, individually or in the aggregate, result in a Material Adverse Effect, and have not received any notice or is otherwise aware of any claim of infringement or conflict with, any such rights of others or any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except in each case where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would not result in a Material Adverse Effect.

(xxiii)     No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be disclosed in the Registration Statement and the Prospectus by the 1933 Act or the 1933 Act Regulations which has not been so disclosed.

(xxiv)     The Company is not, and after giving effect to the offering and sale of the Securities, and after receipt of payment for the Securities and the application of the net proceeds as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxv)      The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to the Company and as to which compliance is currently required by the Company.

(xxvi)      Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or any of its subsidiaries, has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(xxvii)     None of the Company, its subsidiaries or, to the knowledge of the Company, any of their respective directors, officers, employees and agents and other persons, in each case, acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds of the Company or any of its subsidiaries to make any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable non-U.S. anti-bribery statue or regulation, and the Company has instituted and maintains policies and procedures designed to ensure compliance therewith, or (D) made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(xxviii)   The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) and Rule 15d-15(f) under the 1934 Act), that complies with the requirements of the 1934 Act, as applicable to them; the Company’s internal control over financial reporting is effective; and since the end of the Company’s most recent audited fiscal year, there has been (X) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) of which the Company is aware and (Y) no change in the Company’s internal control over financial reporting that has materially affected adversely, or is reasonably likely to materially affect adversely, the Company’s internal control over financial reporting.

(xxix)     The Company and each of its subsidiaries maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act that are applicable to an issuer that has a class of securities registered under Section 12 of the 1934 Act.  Based on the evaluation of the Company’s and each subsidiary’s disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or its subsidiaries’ ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or its subsidiaries’ internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no changes in internal controls or in other factors that could significantly affect internal controls.

(xxx)      None of the Company, the Bank and any of their subsidiaries is in violation of any order or directive from the FRB, the NYDFS, the FDIC, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter, or is subject to any directive by, or has been a recipient of any supervisory letter from any Regulatory Agency (as defined below) that, in each case, currently relates to or materially restricts in any respect the conduct of their business or that in any manner relates to capital adequacy, credit policies or management, nor at the request or direction of any Regulatory Agency has the Company or any of its subsidiaries adopted any board resolution that is reasonably expected to result in a Material Adverse Effect (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that such Regulatory Agency is considering issuing or requesting any such Regulatory Agreement or any such Regulatory Agreement is pending or, to the knowledge of the Company, threatened.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are each in compliance with any Regulatory Agreements, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect.  As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(xxxi)      Each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) is in compliance with ERISA, except where the failure to be in compliance with ERISA would not result in a Material Adverse Effect.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) or Section 400(b) of ERISA of which the Company or such subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates.  The fair market value of the assets of each ERISA Affiliate defined benefit pension plan exceeds the present value of such plan’s “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA), and no ERISA Affiliate defined benefit pension plan has an “accumulated funding deficiency” (as defined in Section 302 of ERISA).  None of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service regarding its qualification under such section.

(xxxii)    The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the business in which the Company and its subsidiaries are engaged.  Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to obtain insurance coverage from insurers similar to their current insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.  To the knowledge of the Company, neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied in any instance in which such insurance coverage was offered by the carrier from which the Company or such subsidiary sought such coverage or to which it applied for such coverage.

(xxxiii)   Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, or the Underwriters, for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Securities.

(xxxiv)    The Company and each of its subsidiaries have (i) filed all necessary federal, state and foreign income and franchise tax returns that it is required to have filed or have properly requested extensions of the deadline for the filing therefor and all such tax returns as filed are true, complete and correct in all material respects, (ii) have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, other than such taxes as may be paid at a later date without any penalty or fine and except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties, the nonpayment or late payment of which would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect and (iii) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(xxxv)    No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors which, in any case, would reasonably be expected to result in a Material Adverse Effect.

(xxxvi)   Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, money laundering statutes applicable to the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvii)   The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package, any preliminary prospectus, the Prospectus or such other materials, if any, permitted by the 1933 Act or the 1933 Act Regulations and approved by the Underwriters.

(xxxviii) No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package, the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxix)    Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(1).

(xl)          Except as disclosed in the Registration Statement, any preliminary prospectus and the Prospectus, each of the Company and its subsidiaries has good and indefeasible title to all securities held by it (except securities sold under repurchase agreements, pledged to secure deposits or derivative contracts or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not, individually or in the aggregate, result in a Material Adverse Effect.  Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.

(xli)        Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options and restricted stock units) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time of execution of such instruments, contracts or arrangements.  The Company and each of its subsidiaries have duly performed all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except for such breaches, violations, defaults, allegations or assertions that, individually or in the aggregate, would not result in a Material Adverse Effect.

(xlii)       Neither the Company nor its subsidiaries, to the knowledge of the Company or its subsidiaries or any director, officer, agent, employee or affiliate of the Company or its subsidiaries is (a) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), (b) located, organized or resident in a country or territory that is the subject of such sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan or any other country or territory that is subject to comprehensive U.S. sanctions (“Sanctioned Countries”), (c) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Sanctioned Countries, (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any person, entity or organization made subject of Sanctions or (d) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations.  The Company will not, directly or indirectly, use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, any joint venture partner of the Company or any of its subsidiaries or any other person or entity, for the purpose of financing the activities of any person in, or engage in dealings or transactions with any person, or in any country, or territory, subject to any U.S. sanctions administered by OFAC.

(xliii)     Except as described in the Registration Statement, General Disclosure Package or the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons to which the Company or any of its subsidiaries is a party, that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(xliv)      To the knowledge of the Company, after due inquiry, there are no affiliations with any FINRA member firm among the Company’s officers or directors, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise disclosed in writing to the Representatives.

(xlv)        Other than the Securities and the Company’s 4.50% Fixed-to-Floating Rate Subordinated Debentures due June 15, 2027, except as described in the Registration Statement, General Disclosure Package or the Prospectus, the Company has no securities to which a rating is accorded by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the 1934 Act.

(xlvi)      The Company is in compliance in all material respects with the requirements of Nasdaq for continued listing of its securities that are listed on Nasdaq. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of such securities under the 1934 Act or the listing of such securities on Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules or regulations of Nasdaq.

(xlvii)     (a) To the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries), and, to the knowledge of the Company, any such data processed or stored by third parties on behalf of the Company and its subsidiaries, equipment or technology (collectively, “IT Systems and Data”), that would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (b) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (c) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Entity, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xlviii)    The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products and services.

(b)          The Bank represents and warrants to each of the Representatives and the other Underwriters as of the date hereof, as of the Applicable Time, as of the Closing Time (as defined herein) and any Date of Delivery, and agrees with each of the Representatives and the other Underwriters, as follows:

(i)           The Bank has been duly chartered and is validly existing as a New York state commercial bank in good standing under the laws of the State of New York with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.  The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System.  The Bank is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.  The activities of the Bank and its subsidiaries are permitted under the laws and regulations of the State of New York for state-chartered banks.  As of January 29, 2020, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(ii)          The Bank is not in violation of its certificate of incorporation or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Bank is subject except for such defaults that would not be expected to result in a Material Adverse Effect.

(iii)         The deposit accounts in the Bank are insured up to the applicable limits by the FDIC, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder, and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Bank, threatened against the Bank.

(iv)         This Agreement has been duly authorized, executed and delivered by the Bank and, when duly executed by the Representatives, will constitute the valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws and banking laws.  The Bank has the full power and authority to enter into this Agreement.

(v)           The execution and delivery of this Agreement by the Bank and the compliance and performance by the Bank with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Bank and do not and will not, whether with or without the giving of notice or passage or time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event under, any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Bank or any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Bank or any of its subsidiaries or any of their properties, except for those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect.

(c)          Any certificate signed by an officer of the Company or the Bank, as applicable, and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of Securities shall be deemed to be a representation and warranty by the Company or the Bank, as applicable, to the Underwriters as to the matters set forth therein as of the date of such certificate.

2.           Sale and Delivery of Underwriters; Closing

(a)          On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the each Underwriter agrees to purchase from the Company at the price per share listed on Annex A, the number of Initial Securities set forth on Annex A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 391,200 Option Securities at the price per share set forth on Annex A plus accrued dividends from the Closing Time; provided, that the purchase price per Option Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time within such period from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (each, a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than ten full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Annex A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)          Upon the authorization by the Underwriters of the release of the Securities, the Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

(d)          The Securities to be purchased by each Underwriter hereunder shall be in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours prior notice to the Company and shall be delivered by or on behalf of the Company to the Underwriters against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares, if any, which it has agreed to purchase. Raymond James & Associates, Inc., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(e)          The documents to be delivered at Closing Time by or on behalf of the parties hereto, including the cross receipt for the Securities, will be delivered at the offices of Covington & Burling LLP, One CityCenter, 850 Tenth Street, NW, Washington, DC 20001, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on February 5, 2020, unless postponed in accordance with Section 10 or such other time and date as the Representatives and the Company may agree upon in writing (such time and date of payment and delivery being herein called “Closing Time”).

(f)          In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

3.           Covenants of the Company.

The Company further covenants and agrees with the Representatives and the other Underwriters as follows:

(a)          The Company will prepare the Prospectus in a form approved by the Underwriters and will file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the 1933 Act and will make no further amendment or any supplement to the Registration Statement or the Prospectus that shall be reasonably disapproved by the Underwriters promptly after reasonable notice thereof.  The Company will advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed with the Commission or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission and furnish the Underwriters with copies thereof and will advise the Underwriters, promptly after it receives notice thereof, of the receipt of any comments from the Commission, of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, of the issuance by the Commission of any stop order with respect to the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose (including, but not limited to, any examination pursuant to Section 8(d) or 8(e) of the 1933 Act) or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus or suspending any such qualification, promptly use its reasonable best efforts to obtain the withdrawal of such order. The Company will affect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

(b)          The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Term Sheet or any amendment, supplement or revision to either any preliminary prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus or supplement to the General Disclosure Package, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)        The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge and upon request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge and upon request, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)          Promptly from time to time, the Company will take such action as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities laws of such states and other jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.  In each state or other jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such state or other jurisdiction to continue such qualification in effect until the completion of the distribution of the Securities.  The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Underwriters may reasonably request.

(e)          The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)          The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, General Disclosure Package and the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request.  If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriters and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)        The Company will make generally available to its securityholders as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).

(h)          The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(i)         Until completion of the distribution of the Securities, the Company will file (i) all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and (ii) such information on Form 10-K or Form 10-Q as may be required by Rule 463 under the 1933 Act.

(j)           During a period of 30 days from the date of this Agreement, the Company will not, without the prior written consent of the Representatives, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) of the 1934 Act Regulations, or otherwise transfer or dispose of, the Securities or any securities that are substantially similar to the Securities, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities or such other securities, whether any such swap, hedge or transaction described in clause (i) or (ii) above is to be settled by delivery of any Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

(k)          The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any securities of the Company, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and shall use its commercially reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M with respect to any securities of the Company.  If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Securities or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Company will, and shall use its commercially reasonable efforts to cause each of its affiliates to, comply with Rule 102 as though such exception were not available, but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(l)          The Company will prepare the Final Term Sheet in form and substance reasonably satisfactory to the Representatives and attached hereto as Schedule I, and the Company represents and agrees that, unless it obtains the prior written consent of the Representatives, which consent shall not be unreasonably withheld, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or retained by the Company under Rule 433.  Any such free writing prospectus consented to by the Representatives and the Company, including those listed on Schedule II, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  Notwithstanding the foregoing, the Company consents to the use by an Underwriter of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Securities or their offering, (ii) information meeting the requirements of Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer-Represented Free Writing Prospectus.

(m)         The Company shall use its reasonable best efforts to permit the Securities to be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

(n)         The Company agrees that it shall not release any party from a waiver of registration rights, or from a waiver of any preemptive rights, rights of first refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries, during the 30-day restricted period referred to in Section 3(j) hereof.

(o)          The Company will use its best efforts to effect and maintain the listing of the Securities on Nasdaq or another national securities exchange and will file with such exchange all documents and notices required to be filed therewith.

(p)          The Company will use its best efforts to file, prior to the Closing Time, the Designation for the Preferred Stock with the Secretary of State of the State of Delaware.

(q)          The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as could require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

(r)          The Company and its Subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(s)          The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, issue or similar tax, including any interest and penalties, on the creation, issue and sale of the Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(t)          Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(u)          The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Securities are offered in connection with the Directed Share Program.

4.           Payment of Expenses.

(a)          The Company covenants and agrees with the Representatives and the other Underwriters that the Company will pay or cause to be paid the following, whether or not the transactions contemplated herein are completed: (i) the reasonable and documented out-of-pocket expenses incurred by the Underwriters in connection with their engagement, including without limitation, outside legal fees and expenses, marketing, syndication and travel expenses, provided that such expenses shall not exceed $100,000 without the prior approval of the Company; (ii) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA fees, including the filing fees incident thereto; (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities as provided in Section 3(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) the cost of printing or reproducing this Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (vi) the preparation and filing of the Designation for the Securities with the Secretary of State of the State of Delaware and the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Underwriters and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show with the prior consent of the Company; (ix) any fees payable in connection with the rating of the Securities; (x) the fees and expenses incurred in connection with having the Securities eligible for clearance, settlement and trading through the facilities of DTC; (x) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq, (xi) all costs, expenses, fees and disbursements incurred or made in connection with matters related to the Reserved Securities which are designated by the Company for sale to the Invitees and (xii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 4.

(b)        If this Agreement is terminated by the Representatives in accordance with Sections 6, 9 or 10 hereof, the Company will reimburse the Underwriters upon demand for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel), not to exceed the amounts set forth in Section 4(a), that shall have been incurred by the Underwriters in connection with the proposed offering of those of the Securities as to which such sale is not consummated.

5.         Certain Agreements of the Underwriters.  Each Underwriter agrees that unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

6.           Conditions of the Underwriters’ Obligations.

The obligations of the several Underwriters hereunder to purchase and pay for the Securities as provided herein at the Closing Time shall be subject, in the Representatives’ discretion, to the condition that all representations and warranties and other statements of the Company herein and in any certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, are, at and as of such Closing Time, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Registration Statement was filed by the Company with the Commission and has been declared effective not earlier than three years prior to the date hereof. Each preliminary prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430B), if the Company has elected to rely on Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Eastern time, on the date of this Agreement, no stop order suspending the effectiveness of the Registration Statement or any part thereof or post-effective amendment thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction, the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed in such filings by Rule 433, and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)          At the Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Luse Gorman, PC, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.  Such counsel may also state that, insofar as either such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c)          At the Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Covington & Burling LLP, counsel for the Underwriters.  The opinion shall address the matters as the Representatives may reasonably request.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, Delaware and the Federal law of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d)         On the date of this Agreement and at the Closing Time, Crowe shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, provided, that the letter delivered as of the Closing Time shall use a “cut-off” date no more than two business days prior to the Closing Time.

(e)         The Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) no Material Adverse Effect has occurred; (ii) the representations and warranties in this Agreement are true and correct with the same force and effect as though made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) the conditions specified in Section 6(a) hereof have been satisfied.

(f)          Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) of which the Company has notice or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(g)          Prior to the Closing Time, the Company, the transfer agent for the Securities and DTC shall have executed and delivered a Letter of Representations, dated the Closing Time, and the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

(h)          The Preferred Stock qualifies for the exemption from filing in FINRA Rule 5110(b)(7)(B) for non-convertible preferred securities rated by a nationally recognized statistical rating organization in one of its top four generic rating categories.

(i)           At Closing Time, the Securities shall have been approved for listing on the Nasdaq under the symbol “DCOMP,” subject only to official notice of issuance, and upon consummation of the offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to Nasdaq issues.

(j)           The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Underwriting Agreement.

(k)          In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Underwriting Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission, in compliance with Rule 462(b), on the date of this Underwriting Agreement and shall have become effective automatically upon such filing.

(l)           Prior to Closing Time, the Designation for the Securities shall have been duly filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

(m)         At the Closing Time, the Company will file a Registration Statement on Form 8-A with the Commission to register the Securities pursuant to Section 12(b) of the Exchange Act. The Company has filed an application to list the Preferred Stock on Nasdaq, and the Company has not received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(n)          On the date of this Agreement and at the Closing Time, the Representatives shall have received a certificate executed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives and attached hereto as Schedule IV.

(o)          There shall not have occurred prior to the Date of Delivery any of the events, circumstances or occurrences set forth in Section 9(a) hereof.

(p)          In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery, the conditions set forth in Sections 6(a), (e), (f), (i), (h) and (m) hereof shall be satisfied at each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)           A favorable opinion, dated as of such Date of Delivery, of Luse Gorman, PC, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and otherwise to the same effect as the opinion required by Section 6(b) hereof.

(ii)          A favorable opinion, dated as of such Date of Delivery, of Covington & Burling LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(iii)          A letter from Crowe in form and substance satisfactory to the Representatives and dated as of such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 6(d) hereof, except that the “cut-off date” in the letter furnished pursuant to this paragraph shall be a date not more than two days prior to such Date of Delivery.

(iv)          A certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of such Date of Delivery, to the effect that the certificate delivered at the Closing Time pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery.

(v)           A certificate of the Chief Financial Officer of the Company, dated as of such Date of Delivery, to the effect that the certificate delivered at the Closing Time pursuant to Section 6(n) hereof remains true and correct as of such Date of Delivery.

(vi)          There shall not have occurred prior to the Date of Delivery any of the events, circumstances or occurrences set forth in Section 9(a) hereof.

(q)         At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be in form and substance satisfactory to the Representatives and counsel for the Underwriters.

(r)          If any condition specified in this Section 6 shall not have been satisfied when and as required to be satisfied or shall not have been waived by such time, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Time. In addition, such termination shall be subject to Section 4 hereof, and Sections 1, 7, 8 and 9 hereof shall survive any such termination and remain in full force and effect.

7.           Indemnification.

(a)          The Company and the Bank, jointly and severally, will indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and their respective partners, directors, officers, employees and agents and each affiliate of an Underwriter within the meaning of Rule 405 against any losses, claims, damages or liabilities, joint or several, to which an Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Issuer-Represented Free Writing Prospectus, any “road show,” any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse any Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim, whether commenced or threatened, as such expenses are incurred; provided, that the Company and the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Issuer-Represented Free Writing Prospectus, any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein.  The Company, the Bank and the Underwriters hereby acknowledge and agree that the only information that any Underwriter has furnished to the Company consists solely of the information described as such in subsection (b) below.  Notwithstanding the foregoing, the contribution obligation of the Bank in this paragraph shall not apply and shall be limited with respect to the Bank to the extent necessary if (a) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has deemed such contribution to violate Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank or the Company, (b) a Governmental Entity notifies the Bank that any contribution would result in an adverse impact on the Bank’s examination ratings, (c) such contribution would give rise to civil money penalties or other sanctions with respect to the Bank, or (d) payment of the indemnification obligation by the Bank would, at the time the payment is made, cause the Bank to be less than “adequately capitalized” as defined by any Governmental Entity, provided, that in such case, the Bank shall remain obligated to make payment of the indemnification obligation and shall make such payment immediately following the time that such payment would no longer cause the Bank to be less than “adequately capitalized.” In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless each Underwriter, its Affiliates and each person, if any who controls any Underwriter with the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, liabilities, claims, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating, or settling any such action or claim) as incurred by them (1) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed by the end of the first business day following the date of this Agreement or (2) related to, or arising out of or in connection with, the offering of the Reserved Securities.

(b)          Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Company, its officers who signed the Registration Statement, directors and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Issuer-Represented Free Writing Prospectus, any preliminary prospectus, the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Issuer-Represented Free Writing Prospectus, preliminary prospectus, the Registration Statement, the General Disclosure Package, or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein (provided, that the Company and the Underwriters hereby acknowledge and agree that the only such information that any Underwriter has furnished to the Company consists solely of the information set forth in the fourth and fifth sentences of the paragraph in the Prospectus under “Risk Factors—We cannot assure you that a liquid trading market for the Preferred Stock will develop, and you may find it difficult to sell any of the Preferred Stock you hold” and the first sentence of the fourth paragraph under “Underwriting”), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim, whether commenced or threatened, as such expenses are incurred.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection, unless the indemnifying party has been prejudiced thereby.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party which consent shall not be unreasonably withheld, conditioned or delayed, be counsel to the indemnifying party); provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to its and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume the legal defenses of such indemnified party or parties (but not to control the defense of such action as to the indemnifying party) and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with, to the extent necessary in the circumstances, one separate local counsel in the jurisdiction in which such action is pending) to represent all indemnified parties, approved by the indemnifying party) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of one counsel for the indemnified party or parties (in addition to local counsel) shall be at the expense of the indemnifying party.  The indemnifying party under this Section 7 shall not be liable for any settlement or compromise of or agreed judgment in any proceedings effected or agreed to without its prior express written consent, but if any such proceeding is settled or compromised, or an agreed judgment is entered into, with such consent or if there be a final judgment (other than an agreed judgment) rendered in favor of for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement, compromise, agreed judgment or other judgment.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Bank and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, whether commenced or threatened.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each officer and employee of an Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Company.  Notwithstanding the foregoing, the contribution obligation of the Bank in this paragraph shall not apply and shall be limited with respect to the Bank to the extent necessary if (a) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has deemed such contribution to violate Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank or the Company, (b) a Governmental Entity notifies the Bank that any contribution would result in an adverse impact on the Bank’s examination ratings, (c) such contribution would give rise to civil money penalties or other sanctions with respect to the Bank, or (d) payment of the indemnification obligation by the Bank would, at the time the payment is made, cause the Bank to be less than “adequately capitalized” as defined by any Governmental Entity, provided, that in such case, the Bank shall remain obligated to make payment of the indemnification obligation and shall make such payment immediately following the time that such payment would no longer cause the Bank to be less than “adequately capitalized.”

(e)          The obligations of the Company and the Bank under this Section 7 shall be in addition to any liability which the Company and the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) any Underwriter, or any of the respective partners, directors, officers and employees of the Underwriter or any such controlling person.  The obligations of the Underwriters under this Section 9 shall be in addition to any liability which any Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) the Company or any of the directors and officers of the Company or any such controlling person.

(f)           The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

8.           Survival of Representations and Warranties.

The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of an Underwriter or its officers, directors or selling agents or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

9.           Termination of Agreement.

(a)           The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or Nasdaq, (iv) if trading generally on the New York Stock Exchange or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental agency or body, (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a general moratorium on commercial banking activities has been declared by either federal or New York authorities or if there is a material disruption in commercial banking or securities settlement or clearance services in the United States.

(b)          If this Agreement is terminated pursuant to this section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and provided further that Sections 1, 7, 8, 9, 15 and 16 hereof shall survive such termination and remain in full force and effect.

10.         Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at the Closing Time (or, if any Option Securities are purchased, at the Date of Delivery) to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then: (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to the Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time (or, if any Option Securities are purchased, the Date of Delivery) for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11.         Notices.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to (i) Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: ECM General Counsel and (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, with copies to Covington & Burling LLP, One CityCenter, 850 Tenth Street, NW, Washington, DC 20001, Attention: Rusty Conner III, Esq., Michael Reed, Esq. and Christopher DeCresce, Esq.; and if to the Company shall be delivered or sent by mail or facsimile to Dime Community Bancshares, Inc., 300 Cadman Plaza West, 8th Floor, Brooklyn, New York 11201, Attention: Kenneth Mahon, President and Chief Executive Officer, Patricia Schaubeck, Executive Vice President and General Counsel, and Avinash Reddy, Chief Financial Officer, with a copy to Luse Gorman, PC, 5335 Wisconsin Avenue, NW, Suite 780, Washington, DC 20015, Attention: Lawrence M.F. Spaccasi, Esq. and Marc Levy, Esq.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12.         Parties.

This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective partners, directors, officers, employees, agents, heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

13.         Time.

Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

14.         No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as principal and is not the agent or fiduciary of the Company, its subsidiaries or the Company’s shareholders, creditors, employees or any other third party, (iii) no Underwriter has assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company or its subsidiaries with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or its subsidiaries on any other matters) and no Underwriter has any obligation to the Company or its subsidiaries with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) each Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or its subsidiaries and no Underwriter has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship, (v) the Company and its subsidiaries waive, to the fullest extent permitted by law, any claims the Company may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that no Underwriter shall have any liability (whether direct or indirect) to the Company or its subsidiaries in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company, and (vi) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Bank consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

15.         Trial by Jury.

EACH OF THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES) AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.         GOVERNING LAW; CONSENT TO JURISDICTION.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS OR CHOICE OF LAW PRINCIPLES THAT MIGHT OTHERWISE REFER CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION.

THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, AND THE UNDERWRITERS EACH HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVE ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.  THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, AND THE UNDERWRITERS EACH IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

17.         Counterparts.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Any facsimile or electronically transmitted copies hereof or signatures hereon shall, for all purposes, be deemed originals.

18.         Amendment; Waiver.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

19.         Partial Enforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is so broad as to be unenforceable, the Section, paragraph or provision shall be interpreted to be only so broad as is enforceable.

20.         Entire Agreement.

This Agreement continues the entire agreement and supersedes all prior agreements and understandings (whether written or oral) between the Company, the Bank and the Underwriters, or any of them, with respect to the subject matter hereof.

21.         Recognition of the U.S. Special Resolution Regimes.

(a)         In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)         In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)         For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

 [Signatures on Next Page]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters, the Bank and the Company.

Very truly yours,

DIME COMMUNITY BANCSHARES, INC.

By:	/s/ Kenneth J. Mahon
	Name:	Kenneth J. Mahon
	Title:	President and Chief Executive Officer

DIME COMMUNITY BANK

By:	/s/ Kenneth J. Mahon
	Name:	Kenneth J. Mahon
	Title:	President and Chief Executive Officer

Accepted as of the date hereof for
Itself and as Representative of the Other
Underwriters named in Annex A hereto:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ John Roddy
	Name:	John Roddy
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam Bordner
	Name:	Adam Bordner
	Title:	Director

[Signature Page to Underwriting Agreement]

Annex A

Underwriters	Principal Amount of Securities to be Purchased

Raymond James & Associates, Inc.	1,564,800
Citigroup Global Markets Inc.	782,400
D.A. Davidson & Co.	260,800

Total	2,608,000

The initial public offering price per share for the Securities, determined as provided in Section 2 shall be $25.00.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $24.2125, being an amount equal to the initial public offering price set forth above less $0.7875 per share.

A-1

Schedule I

Final Term Sheet

 Dime Community Bancshares, Inc.

2,608,000 Shares

5.50% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A

Issuer:	Dime Community Bancshares, Inc. (Nasdaq: DCOM) (the “Company”)

Security:	5.50% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A (“Preferred Stock”)

Size:	$65,200,000 (2,608,000 Shares)

Option to Purchase Additional Shares:
The underwriters have the option to purchase up to an additional 391,200 shares of Preferred Stock within 30 days after the date of this pricing term sheet at the public offering price, less the underwriting discount.

Maturity:	Perpetual

Expected Rating*:	[Intentionally Omitted]

Liquidation Preference:	$25.00 per share

Dividend Payment Dates:	If declared, quarterly, in arrears, on February 15, May 15, August 15 and November 15 of each year (each such date, a “Dividend Payment Date”), beginning on May 15, 2020.

Dividend Rate (Non- Cumulative):	5.50% per annum

Day Count:	30/360

Redemption:
The Preferred Stock may be redeemed at the Company’s option, subject to regulatory approval, at a cash redemption price equal to $25.00 per share, plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, from time to time, on any Dividend Payment Date on or after February 15, 2025 or (ii) in whole, but not in part, at any time within 90 days following a “Regulatory Capital Treatment Event,” as described in the Preliminary Prospectus, Holders of shares of Preferred Stock will not have the right to require the redemption or repurchase of the shares Preferred Stock.

Listing:
The Company has filed an application to list the Preferred Stock with Nasdaq Global Select Market (“Nasdaq”) under the symbol “DCOMP.” If the application to list is approved, trading of the Preferred Stock on Nasdaq is expected to begin within 30 days after they are first issued.

Trade Date:	January 29, 2020

I-1

Settlement Date:	February 5, 2020 (T+5)**

Public Offering Price:	$25.00 per share

Underwriting Discount:	$0.7875 per share

Net Proceeds (before expenses) to the Company:	$63,146,200

Book-Running Managers:	Raymond James & Associates, Inc. and Citigroup Global Markets Inc.

Co-Manager:	D.A. Davidson & Co.

CUSIP/ISIN:	25432G208 / US25432G2084

*A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision, suspension or withdrawal at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

**We expect that delivery of the shares of Preferred Stock will be made against payment therefor on or about February 5, 2020, which will be the fifth business day following the date hereof (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Securities and Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Preferred Stock prior to the delivery of the Preferred Stock hereunder will be required, by virtue of the fact that the shares of Preferred Stock will initially settle in T+5 to specify an alternate settlement arrangement at the time of any  such trade to prevent a failed settlement. Purchasers of the Preferred Stock who wish to trade the Preferred Stock prior to their date of delivery hereunder should consult their advisors.

The Company has filed a “shelf” Registration Statement on Form S-3 (File No. 333-220175) (including the base prospectus) on September 6, 2017 (the “Registration Statement”) and a related preliminary prospectus supplement on January 29, 2020 (“Preliminary Prospectus”) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. The information in this communication supplements and supersedes the information contained in the Preliminary Prospectus. You may obtain a copy of these documents by contacting Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, FL 33716 or by calling (800) 248-8863 or Citigroup Global Markets Inc. at 388 Greenwich Street, New York, NY 10013 or by calling (800) 831-9146. Before you invest, you should read the prospectus in the Registration Statement, the Preliminary Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting the SEC’s website at www.sec.gov.

The Preferred Stock is not a savings account, deposit or other obligation of any of the Company’s bank or non-bank subsidiaries. The Preferred Stock is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

I-2

Schedule II
Issuer-Represented General Free Writing Prospectus

Investor Presentation filed with the Commission on January 29, 2020 pursuant to Rule 433 (Registration Statement No. 333-220175)

Pricing Term Sheet filed with the Commission on January 29, 2020 pursuant to Rule 433 (Registration Statement No. 333-220175)

II-1

EXECUTION VERSION

Schedule III
List of subsidiaries
Banking subsidiary	Jurisdiction of Organization

Dime Community Bank	NY

Nonbanking subsidiary	Jurisdiction of Organization

Boulevard Funding Corp.	NY

Dime Insurance Agency Inc.	NY

DSBW Preferred Funding Corp.	DE

DSBW Residential Preferred Funding Corp.	DE

Dime Reinvestment Corporation	DE

195 Havemeyer Corp.	NY

DSB Holdings NY, LLC	NY

A-1